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                                                                   EXHIBIT 10.25


                              ASSIGNMENT OF LEASE

        This Assignment of Lease is made this 21st day of March 1997, by and among UETA, Inc. ("UETA"), Polk Audio, Inc. ("Polk") and Klopfer Associates LLC ("Landlord").

                                    RECITALS

        A. UETA is the tenant under a certain lease with the Koll Company, landlord, dated March 8, 1989, and amended March 8, 1989 and May 18, 1993 (which lease and amendments are hereinafter collectively referred to as the "Lease").

        B. The Lease is for 15,696 square feet of space (the "Leased Premises") in the Britannia Business Center, 2550 Britannia Boulevard, San Diego, CA (the "Facility"), with a term expiring May 31, 1999.

        C. Landlord is the successor in interest of the Koll Company, as the present owner of the Facility.

        D. UETA wishes to vacate, and Polk wishes to occupy, the Leased Premises, upon the further terms and conditions herein contained.

                                   AGREEMENTS

        In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged:

        1. Assignment Effective Date. As of May 1, 1997 (the "Effective Date"), and subject to the further provisions hereof, UETA does hereby irrevocably assign its rights and duties under the Lease to Polk, Polk hereby accepts such assignment and Landlord consents herein.

        2. Repairs and Restoration. UETA shall, on or before the Effective Date, vacate the Leased Premises, and shall turn over the Leased Premises to Polk in a broom-clean condition and with all appurtenances thereto in good working order and repair. Prior to the effective date, UETA shall perform and complete at its own expense, and in a diligent and workmanlike manner, all items of repair and maintenance to which it would be obligated pursuant to the applicable provisions of the Lease, as though the Effective Date were the end of the Lease Term.




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        3. Tenant Improvements. Within fifteen (15) days from the date of execution hereof by all parties, Polk shall make an inspection of the Premises to determine which leasehold improvements installed by UETA are to be removed by UETA pursuant to the applicable provisions of the Lease. Polk shall advise UETA in writing within no more than twenty (20) days from the date of execution hereof by all parties, which tenant improvements are to be removed by UETA as provided in the Lease, prior to the Effective Date. All other tenant improvements installed by UETA are hereby assigned to Polk. Subject to the other provisions hereof, Landlord hereby releases UETA from any obligation to remove said tenant improvements.

        4. Inspection. Polk shall have the right to inspect the Leased Premises at any reasonable time or times during normal business hours prior to the Effective Date to verify that UETA has fully met its obligation to perform repairs, restoration, maintenance and removals as set forth herein. In the event that UETA shall fail to have performed its obligation to perform repairs, restoration and maintenance, or to remove leasehold improvements as set forth herein, then Polk shall have the option, in its sole and absolute discretion, either (i) to perform such repairs, restoration, maintenance or removals and deduct the cost thereof from reimbursements otherwise due to UETA for security deposits held by the Landlord, or alternatively (ii) to postpone the Effective Date until such time that UETA has completed said repairs, restoration, maintenance or removals.

        5. Release of UETA. After the Effective Date, subject to Section 6 hereof and provided that it has complied with all of its obligations hereunder, and its obligations under the Lease prior to the Effective Date, UETA shall thereafter be relieved and released of any further responsibility and liability under the Lease.

        6. Representations and Warranties. UETA warrants and represents to Polk and the Landlord as follows:

                a. UETA has at all times maintained insurance coverage as required under the Lease and such insurance will afford sufficient coverage for any claims arising from events prior to UETA's departure from the Premises.

                b. UETA is not currently in default of any of its obligations under the Lease. This representation will survive beyond the Effective Date.

        7. Security Deposits. On the Effective Date, and subject to the full


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performance by UETA of its obligations under the Lease prior to the Effective
Date and its obligations hereunder, Polk shall pay over to UETA the sum of $5,964.48 as reimbursement for security deposits held by the Landlord. Thereafter, UETA's title and interest in security deposits held by the Landlord shall be the property of Polk.

        8. Release of Landlord. After the Effective Date, UETA shall have no further claims against Landlord arising out of the Lease or the tenancy created thereunder, nor against Polk except to the extent that Polk shall not have performed its obligations to UETA hereunder, including without limitation the obligation to return UETA's security deposits (if any) paid to Koll Company and held by Landlord.

        9. Indemnification. Notwithstanding any contrary provision hereof, UETA shall indemnify Polk and Landlord against any and all liabilities and expenses which either Polk or Landlord may incur, arising out of the occupancy, acts or omissions of UETA prior to the Effective Date.

        10. Common Area Charges. UETA shall remain liable for any pass through common area charges which remain unbilled as of the Effective Date, which relate to UETA's period of occupancy of the Premises.

        11. Waivers. UETA waives any claims for undrawn tenant allowances, property tax rebates and refunds, and/or refunds for any disputed expenses of any kind.

        12. Consent by Bank. The effectiveness of this Assignment agreement is subject to and contingent upon the consent of Wells Fargo Bank, NA, as mortgagee on the Facility.

        13. Miscellaneous.

                a. Time is of the essence hereof.

                b. This Assignment shall be construed and enforced with reference to the laws of California. Any controversies arising hereunder shall be litigated in California.

                c. Except as it may be expressly modified herein, the Lease shall remain in full force and effect in accordance with its terms.


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IN WITNESS WHEREOF, the parties have extracted this Assignment on the year and date first above written.


WITNESS:                                UETA, INC.


/s/ David C. Lopez, Jr.               /s/ Robert J. Brady
----------------------------------    -----------------------------------
    David C. Lopez, Jr.               by: Robert J. Brady, Vice President


WITNESS:                              POLK AUDIO, INC.


/s/ Pamela Lauria                     /s/ James M. Herd
-----------------------------------   -----------------------------------
                                      by: James M. Herd, President


WITNESS:                              KLOPFER ASSOCIATES LLC


/s/ Pamela Lauria                     /s/ George M. Klopfer
-----------------------------------   -----------------------------------
                                      by: George M. Klopfer, Manager


Consent given:

        [SIG]
-----------------------------------   4-9-97
Wells Fargo Bank, NA                   date
by: ITS' VICE PRESIDENT




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